Exhibit 4.30

SECURITY AGREEMENT

This is a Security Agreement covering personal property as well as other property real and/or personal

PUGET SOUND ENERGY, INC.

TO

HARRIS TRUST AND SAVINGS BANK,

TRUSTEE
________________

THIRTY-FIRST SUPPLEMENTAL INDENTURE

Dated as of February 10, 1997

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

SECURITY AGREEMENT

This is a Security Agreement covering personal property as well as other property real and/or personal

        THIRTY-FIRST SUPPLEMENTAL INDENTURE dated as of February 10, 1997 (hereinafter called the “Thirty-first Supplemental Indenture”) and made by and between PUGET SOUND ENERGY, INC., a corporation organized and existing under the laws of the State of Washington (hereinafter called the “Company”), as Debtor (its Federal identification number being 91-0374630), whose mailing address and address of its principal place of business is 411 – 108th Avenue N.E., Bellevue, Washington 98004, party of the first part and HARRIS TRUST AND SAVINGS BANK, as Trustee and Secured Party (its Federal identification number being 36-1194448), a corporation organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, Chicago, Illinois 60690 (hereinafter called the“Trustee”), party of the second part.

        WHEREAS, Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “First Predecessor Company”), which was merged into Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Washington (hereinafter called the “Second Predecessor Company”) on August 9, 1978, had heretofore executed and delivered to the Trustee its Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the “Original Indenture” or, as heretofore supplemented and modified, hereinafter called the “Indenture”) in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its bonds (in the Indenture and herein called the “Bonds”) at any time issued and outstanding thereunder according to their tenor and effect, said Bonds to be designated generally as its “First Mortgage Bonds,” and to be issued in one or more series as provided in the Original Indenture; and

        WHEREAS, the First Predecessor Company had heretofore executed and delivered sixteen indentures supplemental to the Original Indenture as follows: First Supplemental Indenture, dated as of April 1, 1957, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.H. Long, an individual, to act as Co-Trustee jointly with the Trustee, Second Supplemental Indenture dated as of October 1, 1959, Third Supplemental Indenture dated as of May 1, 1961, Fourth Supplemental Indenture dated as of May 1, 1963, Fifth Supplemental Indenture dated as of June 1, 1965, Sixth Supplemental Indenture dated as of August 1, 1966, Seventh Supplemental Indenture dated as of February 1, 1967, Eighth Supplemental Indenture dated as of September 1, 1967, Ninth Supplemental Indenture dated as of September 1, 1968, Tenth Supplemental Indenture dated as of June 1, 1970, Eleventh Supplemental Indenture dated as of April 1, 1971, Twelfth Supplemental Indenture dated as of November 1, 1972, Thirteenth Supplemental Indenture dated as of September 1, 1975, Fourteenth Supplemental Indenture dated as of September 15, 1975, Fifteenth Supplemental Indenture dated as of March 1, 1977 and Sixteenth Supplemental Indenture dated as of June 1, 1977, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.G. Mason, an individual, to act as successor Co-Trustee, pursuant to each of which supplemental indentures, except said First, Seventh, and Sixteenth Supplemental Indentures, the First Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Sixth and Seventh Supplemental Indentures provided for certain modifications of the Original Indenture; and

        WHEREAS, the Second Predecessor Company has heretofore executed and delivered a Seventeenth Supplemental Indenture dated as of August 9, 1978, whereby the Second Predecessor Company succeeded to the First Predecessor Company with the same effect as if the Second Predecessor Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the First Predecessor Company merged into the Second Predecessor Company on August 9, 1978 whereupon the Second Predecessor Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the First Predecessor Company since the execution and delivery of the Original Indenture, which by the terms of the Indenture is subject or intended to be subjected to the lien thereof; and

        WHEREAS, the Second Predecessor Company has also heretofore executed and delivered an Eighteenth Supplemental Indenture dated as of September 1, 1979, a Nineteenth Supplemental Indenture dated as of January 15, 1982, a Twentieth Supplemental Indenture dated as of August 15, 1983, a Twenty-first Supplemental Indenture dated as of August 15, 1983, a Twenty-second Supplemental Indenture dates as of July 15, 1986, a Twenty-third Supplemental Indenture dated as of July 15, 1986, a Twenty-fourth Supplemental Indenture dated as of December 15, 1987, a Twenty-fifth Supplemental Indenture dated as of August 15, 1988, a Twenty-sixth Supplemental Indenture dated as of September 1, 1990, a Twenty-seventh Supplemental Indenture dated as of September 1, 1990, a Twenty-eighth Supplemental Indenture dated as of July 1, 1991, a Twenty-ninth Supplemental Indenture dated as of June 1, 1993 and a Thirtieth Supplemental Indenture dated as of August 15, 1995 pursuant to each of which supplemental indentures the Second Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Twenty-second and Twenty-eighth Supplemental Indentures provided for certain modifications of the Original Indenture; and

        WHEREAS, R.G. Mason, the successor Co-Trustee, resigned on July 31, 1993 and no successor trustee was appointed to replace him; and

        WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding, First Mortgage Bonds of series and in principal amounts as follows:

Title	Issued	Outstanding

8-1/8% Series due 1997	6,000,000	2,920,000

9.60% Series due 2000	25,000,000	25,000,000

9.57% Series due 2020	25,000,000	25,000,000

Secured Medium Term Notes, Series A -

8.25% due 1998	11,000,000	11,000,000

7.08% due 1999	10,000,000	10,000,000

8.51% through 8.55% due 2001	19,000,000	19,000,000

7.53% and 7.91% due 2002	30,000,000	30,000,000

8.25% through 8.40%	35,000,000	35,000,000

Secured Medium Term Notes, Series B -

6.23% through 6.31% due 2003	28,000,000	28,000,000

6.07% and 6.10% due 2004	18,500,000	18,500,000

6.51% and 6.53% due 2008	4,500,000	4,500,000

6.83% and 6.90% due 2013	13,000,000	13,000,000

7.19% due 2023	13,000,000	13,000,000

Secured Medium Term Notes, Series C -

6.92% and 6.93% due 2005	31,000,000	31,000,000

6.58% due 2006	10,000,000	10,000,000

7.02% and 7.04% due 2007	25,000,000	25,000,000

6.61% and 6.62% due 2009	8,000,000	8,000,000

7.12% due 2010	7,000,000	7,000,000

7.35% and 7.36% due 2015	12,000,000	12,000,000

7.15% and 7.20% due 2025	17,000,000	17,000,000

        WHEREAS, on February 10, 1997, the Second Predecessor Company was merged with and into the Company, on such terms as in no respect to impair the lien and security of the Indenture on the trust estate or any of the rights or powers of the Trustee or of the bondholders thereunder, in a duly authorized statutory merger (hereinafter called the “Merger”) effected in conformity with the applicable laws of the State of Washington, and the Company is the surviving corporation under the Merger; and

        WHEREAS, the Company has delivered officers’ certificates and an opinion of counsel to the Trustee pursuant to Section 14.07 establishing compliance with the conditions set forth in Sections 14.01 to 14.04, inclusive; and

        WHEREAS, Section 14.01 of the Indenture provides that the Company as the surviving corporation of the Merger shall prior to or contemporaneously with the Merger execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee, satisfactory to the Trustee, whereby the Company shall assume and agree to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds, and any coupons appertaining thereto, and the Indenture, and shall, subject to the provisions of Section 14.04 of the Indenture with respect to property of the Company not subject to this Indenture, agree to perform and fulfill all of the terms, covenants and conditions of the Indenture binding the Second Predecessor Company in respect of the trust estate; and

        WHEREAS, Section 18.01 of the Indenture authorizes the Trustee to enter into an Indenture with the Company supplemental to the Indenture for the purpose of evidencing the succession of a successor corporation to the Second Predecessor Company and the assumption by the Company (as such successor) of the covenants and obligations of the Second Predecessor Company contained in the Bonds and in the Indenture, and the Company is entering into this Thirty-first Supplemental Indenture for such purpose, all the other conditions of the Indenture to the Merger of the Second Predecessor Company into the Company (with the Company surviving the Merger) having been satisfied; and

        WHEREAS, all conditions and requirements necessary to make this Thirty-first Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery thereof have been duly authorized in all respects;

      NOW, THEREFORE:

        For the purpose mentioned in the recitals above, and in consideration of the premises and of the mutual covenants and agreements herein and of the sum of Ten Dollars ($10.00) to the Company duly paid by the Trustee, the receipt whereof is hereby acknowledged, the Company and the Trustee covenant and agree as follows:

        1.01 The Company hereby assumes and agrees to pay duly and punctually the principal of and interest on all of the Bonds heretofore issued under the Indenture and outstanding at the time of the merger and on all Bonds which may be hereafter issued under the Indenture, in accordance with the provisions of said Bonds, and any coupons appertaining thereto, and of the Indenture, and, subject to the provisions of Section 14.04 of the Indenture with respect to property of the Company not subject to this Indenture, agrees to perform and fulfill all the terms, covenants and conditions of the Indenture binding upon the Second Predecessor Company in respect of the trust estate. The Company does hereby represent and warrant that there does not now exist any default under the Indenture or any condition or event which, with the passage of time or notice or both, would become a default thereunder.

        1.02 The Second Predecessor Company has been merged with and into the Company on such terms as in no respect to impair the lien and security of the Indenture on the trust estate or any of the rights or powers of the Trustee or of the bondholders thereunder. The Company shall succeed to and become substituted for the Second Predecessor Company in the Indenture with the same effect as if it had been named therein as the mortgagor and in the Bonds and coupons as the obligor thereon or maker thereof. Hereafter the Company may cause to be signed, issued and delivered in its own name any or all such Bonds, and upon the application of the Company, and subject to all the terms, conditions and restrictions in the Indenture prescribed with respect to the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any of such Bonds which the Company shall hereafter, in accordance with the provisions of the Indenture, cause to be signed by its appropriate officers and delivered to the Trustee for such purpose. All the Bonds so issued shall in all respects have the same legal rank and security as the Bonds heretofore or hereafter issued in accordance with the terms of the Indenture as though all of said bonds had been issued at the date of the execution of the Original Indenture.

        1.03 It is hereby declared that, in accordance with the provisions of Section 14.04 of the Indenture, the Indenture (as further modified by this Thirty-first Supplemental Indenture) shall not become or be a lien upon any of the property of the Company and/or of property hereafter acquired by the Company, except (a) the “gas utility property” (as defined in Section 1.27 of the Indenture) acquired by the Company from the Second Predecessor Company in the Merger, and substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon such gas utility property, and (b) any other property of the Company hereafter expressly made subject to the lien of the Indenture by supplemental indenture.

        1.04 In respect of property owned by the Second Predecessor Company at the time of the Merger, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Company as the successor corporation under the Indenture shall be the same as the rights and duties of the Second Predecessor Company would have been had the Merger not taken place. The “excepted property” described in Clause IX of the Granting Clauses of the Indenture shall continue to be expressly excepted and excluded from the lien and operation of the Indenture.

        1.05 The Company as the successor corporation in the Merger shall keep its accounts so that earnings of the trust estate subject to the Indenture may at all times be distinguished and all covenants contained in the Indenture affecting the trust estate shall be fully performed and to that end there shall be made appropriate allocations of earnings and expenses as between those applicable to such trust estate and those applicable to properties of the Company which have not become part of such trust estate.

        1.06 Subject to any amendments provided for in this Thirty-first Supplemental Indenture, the terms defined in the Indenture shall, for all purposes of this Thirty-first Supplement Indenture, have the meanings specified in the Indenture.

        1.07 The recitals in the preamble to this Thirty-first Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same.

        1.08 This Thirty-first Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, PUGET SOUND ENERGY, INC., a Washington corporation, has caused this Thirty-first Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK has caused this Thirty-first Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, on the dates of their respective acknowledgments but effective as of the day and year first above written.

PUGET SOUND ENERGY, INC.
(a Washington corporation)

By_______________________
Title:_____________________

________________________
Secretary

HARRIS TRUST AND SAVINGS BANK
as Trustee

By_______________________
Vice President

________________________
Assistant Secretary

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

        I certify that I know or have satisfactory evidence that _______________ and ___________________ are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the _____________ and Secretary, respectively, of Puget Sound Energy, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
           DATED: _________________, 1997.

(Seal or stamp)	__________________________________
Notary Signature

__________________________________
Print/Type Name_____________________
Notary Public in and for the State of
Washington, residing at _______________
__________________________________
My appointment expires _______________

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

        I certify that I know or have satisfactory evidence that ____________________ and __________________ are the persons who appeared before me, and said persons authorized to execute the instrument and acknowledged it as the Vice President and Assistant Secretary, respectively, of Harris Trust and Savings bank, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
           DATED: _________________, 1997.

(Seal or stamp)	__________________________________
Notary Signature

__________________________________
Print/Type Name_____________________
Notary Public in and for the State of
Washington, residing at _______________
__________________________________
My appointment expires _______________